                                                                    Exhibit 10.2


                         COMMON STOCK PURCHASE AGREEMENT



                            DATED AS OF JUNE 27, 2000



                                 BY AND BETWEEN



                           ARIAD PHARMACEUTICALS, INC.



                                       AND



                                ACQUA WELLINGTON
                       NORTH AMERICAN EQUITIES FUND, LTD.

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
ARTICLE I            Definitions..................................................................................1
   Section 1.1       Definitions..................................................................................1

ARTICLE II           Purchase and Sale of Common Stock............................................................3

   Section 2.1       Purchase and Sale of Stock...................................................................3
   Section 2.2       The Shares...................................................................................3
   Section 2.3       Registration Statement and Prospectus........................................................3
   Section 2.4       Purchase Price and Closing...................................................................3

ARTICLE III          Representations and Warranties...............................................................3

   Section 3.1       Representations and Warranties of the Company................................................3
   Section 3.2       Representations, Warranties and Covenants of the Purchaser..................................11

ARTICLE IV           Covenants...................................................................................12

   Section 4.1       Securities..................................................................................12
   Section 4.2       Registration and Listing....................................................................12
   Section 4.3       Registration Statement......................................................................13
   Section 4.4       Compliance with Laws........................................................................13
   Section 4.5       Keeping of Records and Books of Account.....................................................13
   Section 4.6       Reporting Requirements......................................................................13
   Section 4.7       Other Agreements............................................................................13
   Section 4.8       Non-public Information......................................................................14
   Section 4.9       No Stop Orders..............................................................................14
   Section 4.10      Amendments to the Registration Statement....................................................14
   Section 4.11      Prospectus Delivery.........................................................................14

ARTICLE V            Conditions to Closing and Draw Downs........................................................15

   Section 5.1       Conditions Precedent to the Obligation of the Company to Close this
                      Agreement and to Sell the Shares...........................................................15
   Section 5.2       Conditions Precedent to the Obligation of the Purchaser to Close this Agreement.............16
   Section 5.3       Conditions Precedent to the Obligation of the Purchaser to Accept a Draw
                      Down or Call Option and Purchase the Shares................................................17
                     Draw Down Terms; Call Option Terms..........................................................18

   Section 6.1       Draw Down Terms.............................................................................18
   Section 6.2       Call Option Terms...........................................................................20

ARTICLE VII          Termination.................................................................................20

   Section 7.1       Termination by Mutual Consent...............................................................20
   Section 7.2       Other Termination...........................................................................20

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
   Section 7.3       Effect of Termination.......................................................................20

ARTICLE VIII         Indemnification.............................................................................21

   Section 8.1       General Indemnity...........................................................................21
   Section 8.2       Indemnification Procedures..................................................................22

ARTICLE IX           Miscellaneous...............................................................................23

   Section 9.1       Fees and Expenses...........................................................................23
   Section 9.2       Specific Enforcement, Consent to Jurisdiction...............................................23
   Section 9.3       Entire Agreement; Amendment.................................................................24
   Section 9.4       Notices.....................................................................................24
   Section 9.5       Waivers.....................................................................................25
   Section 9.6       Headings....................................................................................25
   Section 9.7       Successors and Assigns......................................................................25
   Section 9.8       Governing Law...............................................................................25
   Section 9.9       Survival....................................................................................25
   Section 9.10      Counterparts................................................................................26
   Section 9.11      Publicity...................................................................................26
   Section 9.12      Severability................................................................................26
   Section 9.13      Further Assurances..........................................................................26


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




                         COMMON STOCK PURCHASE AGREEMENT



         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of June 27, 2000 by and between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Acqua Wellington North American Equities Fund, Ltd., a company organized under the laws of the Commonwealth of the Bahamas (the "Purchaser").

         The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1       DEFINITIONS.

         (a) "COMMISSION" shall have the meaning assigned to such term in
Section 2.3 hereof.

         (b) "COMMISSION DOCUMENTS" shall have the meaning assigned to such term in Section 3.1(f) hereof.

         (c) "COMMISSION FILINGS" means the Company's Form 10-K for the fiscal year ended December 31, 1999, its Form 10-Q for the fiscal quarter ended March 31, 2000, its Form 10-Q/A for the fiscal quarter ended March 31, 2000, its Form 8-K dated December 31, 1999, its Form 8-K dated January 14, 2000, its Form 8-K dated March 27, 2000, its Form 8-K dated June 19, 2000, its Registration Statement on Form S-3 (No. 333-38664), and all other filings made by the Company after the date hereof pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (d) "DRAW DOWN" shall have the meaning assigned to such term in Section 6.1(a) hereof.

         (e) "DRAW DOWN AMOUNT" means the actual amount of a Draw Down up to $8,000,000, or such other amount mutually agreed upon by the Purchaser and the Company.

         (f) "DRAW DOWN DISCOUNT PERCENTAGE" means (i) 96.5% if the Threshold Price is equal to or exceeds $25.00; (ii) 96.0% if the Threshold Price is equal to or exceeds $16.00 but is less than $25.00; (iii) 95.5% if the Threshold Price is equal to or exceeds $12.00 but is less than $16.00; (iv) 95.0% if the Threshold Price is equal to or exceeds $8.00 but is less than $12.00; (v) 94.0% if the Threshold Price is equal to or exceeds $6.00 but is less than $8.00; and
(vi) such discount price mutually agreed upon by the Purchaser and the Company, if the Threshold Price is less than $6.00.

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

         (g) "DRAW DOWN NOTICE" shall have the meaning assigned to such term in
Section 6.1(i) hereof.

         (h) "DRAW DOWN PRICING PERIOD" shall mean a period of fifteen (15) consecutive trading days starting with the first trading day specified in Draw Down Notice or such other period of consecutive trading days as mutually agreed upon by the Company and the Purchaser.

         (i) "EFFECTIVE DATE" shall mean June 23, 2000.

         (j) "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, results of operations, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit the Company from entering into and performing any of its obligations under this Agreement in any material respect.

         (k) "MATERIAL CHANGE IN OWNERSHIP" shall mean that, as of a particular measurement date, the officers and directors of the Company shall beneficially own in the aggregate less than 2% of the outstanding Common Stock of the Company that those officers and directors beneficially own as of the date hereof.

         (l) "PROSPECTUS" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

         (m) "REGISTRATION STATEMENT" shall mean the registration statement on Form S-3, Commission File Number 333-38664 under the Securities Act, filed with the Securities and Exchange Commission for the registration of the Shares, as such Registration Statement may be amended from time to time.

         (n) "SETTLEMENT DATE" shall have the meaning assigned to such term in
Section 6.1(d) hereof.

         (o) "SHARES" shall mean the shares of Common Stock of the Company that may be purchased hereunder.

         (p) "THRESHOLD PRICE" is the lowest price at which the Company may set in the Draw Down Notice to sell Shares during a Draw Down Pricing Period (not taking into account the Draw Down Discount Percentage during such Draw Down Pricing Period).

         (q) "VWAP" shall mean the daily volume weighted average price (based on a trading day from 9:30 a.m. to 4:00 p.m. (Boston Time) of the Company on NASDAQ (or any successor thereto) as reported by Bloomberg Financial LP using the AQR function.

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

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         SECTION 2.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to $75,000,000 of the Company's common stock, $.001 par value per share (the "Common Stock"), based on Draw Downs in accordance with Section 6.1; provided that the Purchaser may purchase an amount in excess of $75,000,000 in accordance with the terms of
Section 6.2. In no event shall the amount of Common Stock required to be purchased by the Purchaser exceed $8,000,000 per Draw Down, provided that Purchaser may purchase an amount in excess of $8,000,000 in accordance with the terms of Section 6.2.

         SECTION 2.2 THE SHARES. The Company has authorized and has reserved and covenants to continue to reserve, subject to Section 4.4(b) hereof, free of preemptive rights and other similar contractual rights of stockholders, 2,800,000 shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs.

         SECTION 2.3 REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act, the Registration Statement, including a prospectus subject to completion relating to the Shares. The Registration Statement was declared effective on the Effective Date.

         SECTION 2.4 PURCHASE PRICE AND CLOSING. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, that number of the Shares to be issued in connection with each Draw Down. The closing of the execution and delivery of this Agreement (the "Closing") shall take place at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174 at 5:00 p.m. Boston Time on (i) June 27, 2000, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser:

         (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. As of the date hereof, the Company does not have any

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

subsidiaries (as defined in Section 3.1(g)) except as set forth in the Registration Statement and in the Company's most recent Form 10-K, including the accompanying financial statements (the "Form 10-K"), or in the Company's most recent Form 10-Q (the "Form 10-Q"), or on SCHEDULE 3.1(g) attached hereto. The Company and each such subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

         (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 3.1(e), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

         (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of June 9, 2000 are set forth on
SCHEDULE 3.1(c) attached hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or as set forth in the Registration Statement, the Commission Documents, the Commission Filings or on
SCHEDULE 3.1(c) attached hereto, as of June 9, 2000, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, in the Common Stock Purchase Agreement between the Company and the Purchaser to be entered into on or about the date of this Agreement (the "Directed Placement Agreement"), the Registration Statement, the Commission Documents or the Commission Filings, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as described in the Registration Statement, the Commission Documents or the Commission Filings, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth in the Registration Statement, the Commission Documents or the Commission Filings, as of the date hereof, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Registration Statement, the Commission Documents or the Commission Filings, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the

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

Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

         (d) ISSUANCE OF SHARES. The Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

         (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated therein do not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, or Nasdaq subsequent to the Closing, and, any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

         (f) COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except as disclosed in the Registration Statement, or the Commission Documents or the Commission Filings, as of the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1999 and prior to the Closing Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The Form 10-K for the year ended December 31, 1999 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such document, and, as of its date, such Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) SUBSIDIARIES. The Commission Documents or SCHEDULE 3.1(g) attached hereto set forth each subsidiary of the Company as of the date hereof, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. Except as set forth in the Commission Documents or the Commission Filings, none of such subsidiaries is a "significant subsidiary" as defined in Regulation S-X.

         (h) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, the Company has not experienced or suffered any Material Adverse Effect, except continued losses from operations.

         (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in the Commission Documents or the Commission Filings or SCHEDULE 3.1(i), neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents or Commission Filings, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since March 31, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.
                                      -6-

         (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

         (k) INDEBTEDNESS. The Commission Documents or the Commission Filings set forth as of March 31, 2000 all material outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

         (l) TITLE TO ASSETS. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents, the Commission Filings or such that could not reasonably be expected to cause a Material Adverse Effect. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect in all material respects.

         (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or the Commission Filings, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

         (n) COMPLIANCE WITH LAW. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or the Commission Filings or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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

         (o) CERTAIN FEES. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement other than fees or commissions that may arise from activity of the Company and for which the Company shall be responsible.

         (p) DISCLOSURE. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

         (q) OPERATION OF BUSINESS. The Company or one of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents or the Commission Filings and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent set forth in the Commission Documents or that a Material Adverse Effect could not reasonably be expected to result from such conflict.

         (r) ENVIRONMENTAL COMPLIANCE. Except as disclosed in the Commission Filings, the Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, to the best of the Company's knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

         (s) MATERIAL AGREEMENTS. Except as set forth in the Commission Documents or Commission Filings or SCHEDULE 3.1(s), and except for the Directed Placement Agreement (if such agreement has been entered into at the time this Agreement is entered into) which shall be timely filed by the Company, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act immediately prior to the effectiveness of this Agreement. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

         (t) TRANSACTIONS WITH AFFILIATES. Except as set forth in the Commission Documents or the Commission Filings, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $250,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

         (u) SECURITIES ACT OF 1933. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

              (i) Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Prospectus.

              (ii) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied in all material respects with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein.

              (iii) The Company has not distributed and, prior to the completion of the sale of the Shares to the Purchaser, will not distribute any offering material in connection with the offer and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

         (v) EMPLOYEES. As of the date hereof, neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Commission Documents or the Commission Filings. Each of the Company and its subsidiaries requires its officers, technical employees and certain consultants to enter into agreements regarding proprietary information, noncompetition, confidentiality, or other similar agreements containing restrictive covenants. As of the date hereof, except as disclosed in the Registration Statement, the Commission Documents, the Commission Filings or otherwise in writing, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

         (w) USE OF PROCEEDS. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for the purposes set forth in the Prospectus under "Use of Proceeds".

         (x) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (y) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would have a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, PROVIDED that, if any of the Purchaser, or any person or entity that owns a beneficial interest in any of the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 3.1(y), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

         (z) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.

        SECTION 3.2 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE PURCHASER. The Purchaser hereby makes the following representations, warranties and covenants to the Company:

        (a) ORGANIZATION AND STANDING OF THE PURCHASER. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of The Bahamas.

        (b) AUTHORIZATION AND POWER. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

        (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose or lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is on or by which any of its respective properties or assets are bound or (iv) result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, PROVIDED that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

        (d) INFORMATION. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The

Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

         (e) SELLING RESTRICTIONS. The Purchaser has the right to sell shares of the Company's Common Stock equal in number to the number of the Shares to be purchased pursuant to this Agreement during the Draw Down Pricing Period; provided however that the Purchaser covenants that prior to and during the term of this Agreement, the Purchaser, all of its affiliates and every entity managed by the Purchaser shall forbear from, directly or indirectly, selling any securities of the Company (including, without limitation, any grant of any option to purchase or acquire any right to dispose or otherwise dispose for value, any shares of Common Stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of Common Stock or any swap, short sale, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock) other than, with respect to any Draw Down Pricing Period, the Shares the Purchaser is obligated to purchase during such Draw Down Pricing Period.

                                   ARTICLE IV

                                    COVENANTS

         The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees.

         SECTION 4.1 SECURITIES. The Company shall notify the Commission and Nasdaq, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

         SECTION 4.2 REGISTRATION AND LISTING. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on the NASDAQ or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD or any relevant market or system.

         SECTION 4.3 REGISTRATION STATEMENT. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with this Agreement.

         SECTION 4.4 COMPLIANCE WITH LAWS.

         (a) The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

         (b) Unless waived in advance by the Company, the Company will not be obligated to issue and the Purchaser will not be obligated to purchase any shares of the Company's Common Stock which would result in the issuance under this Agreement of Shares representing more than nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of the Company's Common Stock on the date hereof.

         SECTION 4.5 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         SECTION 4.6 REPORTING REQUIREMENTS. Upon written request, the Company shall furnish the following to the Purchaser so long as such Purchaser shall be obligated hereunder to purchase Shares: (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company; and (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 90 days after the end of each fiscal year of the Company.

         SECTION 4.7 OTHER AGREEMENTS. The Company is restricted from entering in any other financing agreement ("Other Financing") during a Draw Down Pricing Period without the prior written consent of the Purchaser, which consent will not be unreasonably withheld, conditioned or delayed or without terminating its agreement with the Purchaser, except that the Company may (i) enter into a loan, credit or lease facility with a bank or financing institution, (ii) establish an employee stock option plan or agreement or finance the acquisition of other companies, equipment, technologies or lines of business, (iii) issue shares of Common Stock and/or Preferred Stock in connection with the Company's current option plans (as the same may be amended from time to time), stock purchase plans, rights plans, currently outstanding warrants or options, or increase the number of shares available under any such plans (the primary purpose of which is not to raise equity), and (iv) issue shares of Common Stock and/or Preferred Stock in connection with the formation and maintenance of strategic partnerships, alliances or joint ventures and the acquisition of products, licenses or other assets
(each a "Permitted Transaction"). If the Purchaser consents to the Company entering into an Other Financing, the Purchaser shall have the option, which option shall be exercised no later than the last day of the applicable Draw Down Pricing Period, to purchase an equivalent number of shares to be issued in the Other Financing on (y) the then applicable terms of purchase in this Agreement or (z) the same, absolute terms and conditions contemplated in the Other Financing. If the Purchaser does not exercise its purchase option in writing before 5:00 p.m. (Boston Time) on the last day of the applicable Draw Down Pricing Period, the Company shall have the right to close the Other Financing on the scheduled closing date with a third party.

         SECTION 4.8 NON-PUBLIC INFORMATION. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchaser, and neither the Purchaser nor any of its affiliates, officers or agents will solicit any material non-public information from the Company.

         SECTION 4.9 NO STOP ORDERS. The Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of its receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prospectus or for additional information; (ii) of its receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of its becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

         SECTION 4.10 AMENDMENTS TO THE REGISTRATION STATEMENT. The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Purchaser shall not previously have been advised or to which the Purchaser shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Company, a Prospectus is required to be delivered in connection with sales by any Purchaser or dealer, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Purchaser promptly following such filing.

         SECTION 4.11 PROSPECTUS DELIVERY. Prior to the execution and delivery of this Agreement, the Company will deliver to the Purchaser, without charge, in such quantities as reasonably requested by the Purchaser, copies of each form of Prospectus. As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Purchasers a prospectus is required by the Securities Act to be delivered in connection with sales by the Purchaser, the Company will expeditiously deliver to the Purchaser, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Purchaser may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares may be sold by the Purchaser, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Purchaser is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to the provisions of Section 4.10 above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Purchaser a reasonable number of copies thereof.

                                   ARTICLE V

                      CONDITIONS TO CLOSING AND DRAW DOWNS

         SECTION 5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE THIS AGREEMENT, TO ISSUE A DRAW DOWN NOTICE AND TO SELL THE SHARES. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the date of each Draw Down or Call Option request (the "Draw Down Exercise Date"), of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date as though made at that time, except for representations and warranties that are expressly made as of a particular date.

         (b) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission and shall have been amended or supplemented, as required, to disclose the sale of the Shares prior to each Settlement Date, as applicable.

         (c) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Settlement Date.

         (d) NO INJUNCTION. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) NO SUSPENSION, ETC. Trading in the Company's Common Stock shall not be suspended by the Commission or the NASD (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing), and, at any time prior to each Draw Down request, trading in securities generally as reported on NASDAQ shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by American Stock Exchange, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

         (f) INTENTIONALLY OMITTED.

         (g) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         SECTION 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE THIS AGREEMENT. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

         (a) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

         (b) NO SUSPENSION, ETC. Trading in the Company's Common Stock shall not be suspended by the Commission or the NASD (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing), and, at any time prior to the Closing, trading in securities generally as reported on NASDAQ shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the American Stock Exchange, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares.

         (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         (e) OPINION OF COUNSEL, ETC. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of Exhibit A hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

         SECTION 5.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO ACCEPT A DRAW DOWN OR CALL OPTION AND PURCHASE THE SHARES. The obligation hereunder of the Purchaser to accept a Draw Down request or exercise a Call Option and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

         (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Draw Down Exercise Date as though made at that time (except for representations and warranties that speak as of a particular date).

         (b) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement registering the Shares shall have been declared effective by the Commission prior to the Closing Date and shall thereafter be amended or supplemented, as required, to disclose the sale of the Shares prior to the Closing Date or each Settlement Date, as applicable.

         (c) NO SUSPENSION. Trading in the Company's Common Stock shall not have been suspended by the Commission or the NASD (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Draw Down request), and, at any time prior to such request, trading in securities generally as reported on NASDAQ shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the American Stock Exchange.

         (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Draw Down Exercise Date and the Settlement Date and shall have delivered the Compliance Certificate substantially in the form attached hereto as Exhibit B.

         (e) MATERIAL ADVERSE EFFECT; MATERIAL CHANGE IN OWNERSHIP. No Material Adverse Effect and no Material Change in Ownership shall have occurred.

                                   ARTICLE VI

                       DRAW DOWN TERMS; CALL OPTION TERMS

         SECTION 6.1 DRAW DOWN TERMS. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

         (a) The Company, may, in its sole discretion, issue a Draw Down Notice with respect to up to (i) $8,000,000 if the Threshold Price is equal to or exceeds $6.00; and (ii) if the Threshold Price is less than $6.00, such other amount, and under such terms, that are negotiated in good faith and mutually agreed upon by the Purchaser and the Company (a "DRAW DOWN") during any Draw Down Pricing Period, each of which Draw Downs the Purchaser will be obligated to accept. Prior to issuing any Draw Down Notice, the Company shall have Shares representing at least the Draw Down Amount registered under the Registration Statement.

         (b) The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each trading day of the Draw Down Pricing Period for which the VWAP equals or exceeds the Threshold Price) of
(x) 1/15th (or such other fraction based upon the agreed upon Draw Down Pricing Period) of the Draw Down Amount divided by (y) the applicable Draw Down Discount Percentage multiplied by the VWAP for such day.

         (c) Only one Draw Down shall be allowed in each Draw Down Pricing
Period.

         (d) The number of Shares purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled on the second business day following the end of each Draw Down Pricing Period (the "SETTLEMENT DATE").

         (e) There shall be a minimum of five (5) trading days (or such other number of trading days mutually agreed upon by the Purchaser and the Company) between Draw Downs.

         (f) There shall be a maximum of fourteen (14) Draw Downs during the term of this Agreement.

         (g) Each Draw Down will expire on the last trading day of each Draw Down Pricing Period.

         (h) For each trading day during the Draw Down Pricing Period that the VWAP is at or above the Threshold Price, one-fifteenth (1/15th) (or such other fraction based upon the agreed upon Draw Down Pricing Period) of the Draw Down Amount shall be allocated to purchase Shares at a price equal to the product of
(x) the Draw Down Discount Percentage times (y) the VWAP for such day. For each trading day during the Draw Down Pricing Period that the VWAP is less than the Threshold Price, the Purchaser may elect in its sole discretion to allocate 1/15th (or such other fraction based upon the agreed upon Draw Down Pricing Period) of the Draw Down Amount to purchase Shares at the end of such Draw Down Pricing Period at a price equal to the product of (A) the Draw Down Discount Percentage times (B) the Threshold Price. At no time shall the Threshold Price be set below $6.00 unless agreed upon by the Company and the Purchaser. If trading in the Company's Common Stock is suspended for any reason for more than three (3) hours in any trading day, at the Purchaser's option, the price of the Common Stock shall be deemed to be below the Threshold Price for that trading day.

         (i) The Company must inform the Purchaser via facsimile transmission as to the Draw Down Amount the Company wishes to exercise before commencement of trading on the first trading day of the Draw Down Pricing Period (the "DRAW DOWN NOTICE"), substantially in the form attached hereto as Exhibit C. In addition to the Draw Down Amount, the Company shall set the Threshold Price with each Draw Down Notice, shall designate the first trading day of the Draw Down Pricing Period, and shall indicate the amount of Call Options (as defined in Section 6.2), if any, that the Company wishes to grant to the Purchaser during the applicable Draw Down Pricing Period.

         (j) On each Settlement Date, the Company shall deliver the Shares purchased by the Purchaser to the Purchaser or its designees via DWAC, against payment therefor to the Company's designated account by wire transfer of immediately available funds provided that the Shares are received by the Purchaser no later than 1:00 p.m. (Boston Time) or next day available funds if the Shares are received thereafter.

         (k) If during any Draw Down Pricing Period, the Company with the consent of the Purchaser shall issue any shares of Common Stock (other than shares of Common Stock issued under this Agreement or in connection with a Permitted Transaction), the Purchaser may in its sole discretion (i) purchase up to the same number of shares of Common Stock at the price and on such terms as the Company issued Shares of Common Stock during such Draw Down Pricing Period,
(ii) purchase up to the Draw Down Amount of shares of Common Stock at the applicable Draw Down Discount Percentage times the VWAP for such Draw Down Pricing Period, or (iii) elect not to purchase any Shares during such Draw Down Pricing Period. The Purchaser shall notify the Company of its election on the last business day of the Draw Down Pricing Period.

         (l) If on the Settlement Date, the Company fails to deliver the Shares to be purchased by the Purchaser, and such failure continues for ten (10) trading days, the Company shall pay, in cash or restricted shares of Common Stock, at the option of the Purchaser, as liquidated damages and not as a penalty to the Purchaser an amount equal to two percent (2%) of the Draw Down Amount for the initial thirty (30) days and each additional thirty (30) day period thereafter until such failure has been cured, which shall be pro rated for such periods less than thirty (30) days (the "PERIODIC AMOUNT"). Cash payments to be made pursuant to this clause (l) shall be due and payable immediately upon demand in immediately available cash funds. Certificates evidencing the restricted shares of Common Stock shall be delivered immediately upon demand. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Purchaser if the Company fails to deliver the Shares on the Settlement Date. If the Purchaser elects to receive shares of Common Stock instead of cash, the Purchaser shall have the right to demand registration once within twelve (12) months of the date of issuance of such shares of Common Stock and piggyback registration rights if the Company files a separate registration statement.

         SECTION 6.2 CALL OPTION TERMS.

         (a) During each Draw Down Pricing Period, the Company at its sole discretion may grant to the Purchaser the right to exercise multiple call options of not less than $100,000, aggregating up to the Draw Down Amount for such Draw Down Pricing Period (a "CALL OPTION"). For each trading day during a Draw Down Pricing Period, the Purchaser may exercise a Call Option by providing written notice to the Company of the exercise of a Call Option (the "Call Option Notice").

         (b) The number of shares of Common Stock to be issued in connection with each Call Option shall equal the quotient of (i) the amount of the Call Option exercised by the Purchaser divided by (ii) the product of the Draw Down Discount Percentage and the greater of (A) the VWAP for the Common Stock on the day the Purchaser issues its Call Option Notice and (B) the Threshold Price.

         (c) Each Call Option exercised shall be settled on the applicable Settlement Date.

         (d) The Threshold Price designated by the Company in its Draw Down Notice shall apply to each Call Option.

         (e) For each Call Option that the Purchaser exercises pursuant to this
Section 6.2, the Purchaser must issue via facsimile a Call Option Notice to the Company no later than 8:00 p.m. (Boston Time) on the day such Call Option is exercised. Any unexercised Call Options with respect to a Draw Down Pricing Period shall terminate at 8:00 p.m. (Boston Time) on the last day of the applicable Draw Down Pricing Period.

                                  ARTICLE VII

                                  TERMINATION

         SECTION 7.1 TERMINATION BY MUTUAL CONSENT. The term of this Agreement shall be eighteen (18) months from the Effective Date. This Agreement may be terminated at any time by mutual consent of the parties.

         SECTION 7.2 OTHER TERMINATION. The Purchaser may terminate this Agreement upon one (1) day's notice (x) if the Company enters an equity financing facility as set forth in Section 4.7 without the Purchaser's prior written consent, or (y) if an event resulting in a Material Adverse Effect or a Material Change of Control in Ownership has occurred.

         SECTION 7.3 EFFECT OF TERMINATION. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 9.9. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1 GENERAL INDEMNITY.

         (a) INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorney's fees) to which the Purchaser and each person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or the Prospectus relating to the shares being sold to the Purchaser, or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable under this Section 8.1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct; PROVIDED, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, further, that with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Purchaser or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of the Prospectus were timely delivered to the Purchaser pursuant hereto and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

         The Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by it the Purchaser or the controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement or Prospectus.

         (b) INDEMNIFICATION BY THE PURCHASER. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any expenses (including reasonable costs of defense and investigation and all reasonable attorneys fees) to which the Company, any director or officer of the Company and each other person, if any, who controls the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or (ii) the omission or alleged omission to state in the Registration Statement or any Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement or Prospectus, and the Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

         SECTION 8.2 INDEMNIFICATION PROCEDURES. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under paragraph (a) or (b) of Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) of Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Paragraph (a) or (b) or Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

         If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in paragraph (a) or (b) of Section 8.1, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.
ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 FEES AND EXPENSES. Except as set forth in Article VIII, the Company shall pay (i) all reasonable fees and expenses related to the transactions contemplated by this Agreement; PROVIDED, that the Company shall pay, at the Closing, all reasonable attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses and reasonably itemized) incurred by the Purchaser up to $40,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, (ii) all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, and (iii) all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

         SECTION 9.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

         (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         SECTION 9.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         SECTION 9.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


If to the Company:                     ARIAD Pharmaceuticals, Inc.
                                       26 Landsdowne Street
                                       Cambridge, Massachusetts 02159
                                       Tel. No.: (617) 474-0400
                                       Fax No.:  (617) 225-2860
                                       Attention:  Harvey J. Berger, M.D.,
                                                   Chairman and Chief Executive
                                                   Officer

With copies to:                        Mintz, Levin, Cohn, Ferris, Glovsky and
                                       Popeo, P.C.
                                       One Financial Center
                                       Boston, Massachusetts 02111
                                       Tel. No.: (617) 542-6000
                                       Fax No.: (617) 542-2241
                                       Attention:  Edward P. Gonzales

If to the Purchaser:                   Acqua Wellington North American Equities
                                       Fund, Ltd.
                                       c/o Mees Pierson Fund Services (Bahamas)
                                       Ltd.
                                       Montague Sterling Centre
                                       East Bay Street, P. O. Box SS-6238
                                       Nassau, Bahamas
                                       Tel. No.: (242) 394-2700
                                       Fax No.: (242) 394-9667
                                       Attention: Anthony L.M. Inder Rieden

With copies to:                        Parker Chapin LLP
                                       The Chrysler Building
                                       405 Lexington Avenue
                                       New York, New York 10174
                                       Tel. No.: (212) 704-6000
                                       Fax No.: (212) 704-6288
                                       Attention:  Christopher S. Auguste

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days prior written notice of such changed address to the other party hereto.

         SECTION 9.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         SECTION 9.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         SECTION 9.7 SUCCESSORS AND ASSIGNS. The Purchaser may not assign this Agreement to any person without the prior written consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         SECTION 9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

         SECTION 9.9 SURVIVAL. The representations and warranties of the Company and the Purchaser contained in Article III and the covenants contained in
Article IV shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in
Article VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

         SECTION 9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

         SECTION 9.11 PUBLICITY. Prior to the Closing, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. Promptly after the Closing, each party may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; PROVIDED, that prior to issuing any such press release, making any such public statement or announcement, the party wishing to make such release, statement or announcement obtains the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event the Company is required by law, based upon an opinion of the Company's counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to or after the Closing, the Company shall consult with the Purchaser on the form and substance of such press release or other disclosure.

         SECTION 9.12 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         SECTION 9.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                           ARIAD PHARMACEUTICALS, INC.



                                           By: /s/ Jay R. Lamarche
                                              ----------------------------
                                                 Name: Jay R. Lamarche
                                                 Title: Executive Vice President
                                                        Chief Financial Officer


                                           ACQUA WELLINGTON NORTH
                                           AMERICAN EQUITIES FUND, LTD.



                                           By: /s/ Helen A Forbes
                                              ----------------------------
                                                 Name: Helen A Forbes
                                                 Title: Secretary

                                EXHIBIT A TO THE
                         COMMON STOCK PURCHASE AGREEMENT
                               OPINION OF COUNSEL

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

         In connection with the issuance of shares of common stock of ARIAD Pharmaceuticals, Inc. (the "Company") pursuant to the Draw Down Notice, dated ___________ delivered by the Company to Acqua Wellington North American Equities Fund, Ltd. (the "Purchaser") pursuant to Article VI of the Common Stock Purchase Agreement dated June __, 2000, by and between the Company and Acqua Wellington North American Equities Fund, Ltd. (the "Agreement"), the undersigned hereby certifies as follows:

         1. The undersigned is the duly elected Chief Executive Officer or Chief Financial Officer of the Company.

         2. The representations and warranties of the Company set forth in
Section 3.1 of the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties that speak as of a particular date.

         3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Draw Down Exercise Date and the Settlement Date related to the Draw Down Notice and has complied in all material respects with all obligations and conditions contained in Section
5.3 of the Agreement.

         The terms used but not otherwise defined herein shall have the meanings specified in the Agreement.

         The undersigned has executed this Certificate this _____ day of _________, 2000.



                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                EXHIBIT C TO THE COMMON STOCK PURCHASE AGREEMENT

                                      FORM
                                       OF
                                DRAW DOWN NOTICE

         Reference is made to the Common Stock Purchase Agreement dated as of ________, ____ (the "Purchase Agreement ") between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Acqua Wellington North American Equities Fund, Ltd. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

         In accordance with and pursuant to Section 6.1 of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount indicated below.

         Draw Down Amount:______________________________________________

         Call Option Amount
         (up to 100% of the Draw Down Amount):__________________________

         Draw Down Pricing Period start date:___________________________

         Draw Down Pricing Period end date:_____________________________

         Settlement Date
         (2nd business day following the
         Draw Down Pricing Period end date):____________________________

         Threshold Price:_______________________________________________

         Minimum Threshold Price
         (unless otherwise mutually agreed upon):  $6.00
                                                   ---------------------

Dated: ___________

                                        ________________________________________


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        Address:
                                        Facsimile No.:
                                        Wire Instructions:______________________

                                        Contact Name:___________________________

                              DISCLOSURE SCHEDULES
                          RELATING TO THE COMMON STOCK
              PURCHASE AGREEMENT, DATED AS OF JUNE 27, 2000 BETWEEN
                         ARIAD PHARMACEUTICALS, INC. AND
               ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND, LTD.

         ALL SECTION AND SUBSECTION NUMBERS AND LETTERS RELATE AND COINCIDE TO SUCH NUMBERS AND LETTERS AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT (THE "AGREEMENT"). ANY CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE AGREEMENT.

         ALL REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT ARE MODIFIED IN THEIR ENTIRETY BY THESE DISCLOSURE SCHEDULES. THE DISCLOSURES CONTAINED IN THESE DISCLOSURE SCHEDULES SHALL BE READ IN THEIR ENTIRETY, AND ALL THE DISCLOSURES SHALL BE READ TOGETHER.

                                 SCHEDULE 3.1(c)

                                 CAPITALIZATION


                               As of June 9, 2000


Authorized Capital Stock:                   70,000,000 shares

                                            60,000,000 shares
                                            designated as Common Stock,
                                            $.001 par value per share
                                            ("Common Stock") and
                                            10,000,000 shares of series
                                            preferred stock, $.01 par
                                            value per share ("Preferred
                                            Stock"), 500,000 shares of
                                            which have been designated
                                            as Series A Preferred Stock

Common Stock Outstanding:                   26,132,109

Preferred Stock Outstanding:                         0

Options Outstanding:                         3,560,620

                                 SCHEDULE 3.1(g)

                                  SUBSIDIARIES


                                State of Incorporation
Subsidiary                         or Organization                          Ownership
----------                      ----------------------                      ---------
ARIAD Corporation                     Delaware                   ARIAD Pharmaceuticals, Inc.- 100%

ARIAD Gene Therapeutics, Inc.         Delaware                   ARIAD Pharmaceuticals, Inc.- 94%